UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2017

DUCOMMUN INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08174	95-0693330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (657) 335-3665

23301 Wilmington Avenue, Carson, California 90745-6209

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 19, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Ducommun Incorporated, a Delaware corporation (the “Company”), approved a promotion for Jerry Redondo, effective June 1, 2017, to Senior Vice President, Operations and Head of Ducommun Structures. In connection with the promotion, the Committee approved an increase of Mr. Redondo’s (i) base salary from $310,000 to $380,000, and (ii) annual target bonus percentage from 45% to 50% of his base salary.

Item 8.01 Other Events.

On May 15, 2017, the Company relocated its corporate headquarters to 200 Sandpointe Avenue, Suite 700, Santa Ana, California 92707-5759.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 24, 2017	By:	/s/ Amy M. Paul
Amy M. Paul
Vice President, General Counsel